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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bruker BioSciences Corporation Amended and Restated 2000 Stock Option Plan, for the registration of 4,132,000 shares of common stock, of our report dated February 19, 2003, with respect to the consolidated financial statements and schedule of Bruker Daltonics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
July 23, 2003

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CONSENT OF INDEPENDENT AUDITORS